EXHIBIT 21

PVH CORP. SUBSIDIARIES

The following table lists all of the subsidiaries of PVH Corp. and the jurisdiction of incorporation of each subsidiary. Each subsidiary does business under its corporate name indicated in the table.

Name	State or Other Jurisdiction of Incorporation

Arrow C.V.	Netherlands
BassNet, Inc.	Delaware
Calvin Klein, Inc.	New York
Camisas Modernas, S.A.	Guatemala
CK Service Corp.	Delaware
Cluett Peabody Resources Corporation	Delaware
Cluett, Peabody & Co., Inc.	Delaware
Confezioni Moda Italia S.r.l.	Italy
Elmira 3 B.V.	Netherlands
HHS Investments (Japan) Ltd.	British Virgin Islands
Hilfiger Beteiligungsgesellschaft mbH	Germany
Hilfiger Holdings Germany GmbH & Co. KG	Germany
Hilfiger Stores B.V.	Netherlands
Hilfiger Stores BVBA	Belgium
Hilfiger Stores Denmark Aps	Denmark
Hilfiger Stores France SAS	France
Hilfiger Stores GesmbH	Austria
Hilfiger Stores GmbH	Germany
Hilfiger Stores GmbH	Switzerland
Hilfiger Stores Ireland Ltd.	Ireland
Hilfiger Stores Ltd.	England
Hilfiger Stores Luxembourg S.à.r.l	Luxembourg
Hilfiger Stores Netherlands B.V.	Netherlands
Hilfiger Stores S.r.l.	Italy
Hilfiger Stores SpZoo	Poland
Hilfiger Stores s.r.o.	Czech Republic
Hilfiger Stores Sweden AB	Sweden
izod.com inc.	Delaware
Karl Lagerfeld LLC	Delaware
PVH Canada, Inc.	Canada
PVH Europe B.V.	Netherlands
PVH Europe, Inc.	Delaware
PVH Far East Limited	Hong Kong
PVH Foreign Holdings Corp.	Delaware
PVH gTLD Holdings LLC	Delaware
PVH International B.V.	Netherlands
PVH Management Consultant (Shanghai) Ltd.	Hong Kong
PVH Neckwear, Inc.	Delaware
PVH Prince C.V. Holding Corporation	Delaware
PVH Puerto Rico, Inc.	Delaware
PVH Puerto Rico LLC	Delaware
PVH Realty Corp.	Delaware

PVH Retail Stores, Inc.	Delaware
PVH Wholesale Corp.	Delaware
PVH Wholesale New Jersey, Inc.	Delaware
T. H. Deutschland GmbH	Germany
T. H. International N.V.	Netherlands Antilles
TH 1 Holding (Cyprus) Ltd.	Cyprus
TH Belgium BVBA	Belgium
TH Denmark Aps	Denmark
TH France SAS	France
TH Italia S.r.l.	Italy
TH Monument B.V.	Netherlands
TH Osterreich GesmbH	Austria
TH Sweden AB	Sweden
TH (UK) Limited	England
Tomcan Investments, Inc.	Delaware
Tommy Hilfiger (Eastern Hemisphere) Ltd.	British Virgin Islands
Tommy Hilfiger (HK) Ltd.	Hong Kong
Tommy Hilfiger (India) Ltd.	British Virgin Islands
Tommy Hilfiger B.V.	Netherlands
Tommy Hilfiger Corporation	British Virgin Islands
Tommy Hilfiger Europe B.V.	Netherlands
Tommy Hilfiger Finland OY	Finland
Tommy Hilfiger Footwear Europe GmbH	Germany
Tommy Hilfiger Japan Corporation	Japan
Tommy Hilfiger Japan Holding Godo Kaisha	Japan
Tommy Hilfiger Licensing B.V.	Netherlands
Tommy Hilfiger Licensing LLC	Delaware
Tommy Hilfiger Marka Dagitim Ve Ticaret Anonim Sirketi	Turkey
Tommy Hilfiger Norge AS	Norway
Tommy Hilfiger Retail, LLC	Delaware
Tommy Hilfiger Schweiz GmbH	Switzerland
Tommy Hilfiger Stores Norge AS	Norway
Tommy Hilfiger U.S.A. Inc.	Delaware
Tommy Hilfiger Wholesale, Inc.	California
Trumpet C.V.	Netherlands
Wellrose Ltd.	Hong Kong

March 28, 2012